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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in (i) this Registration Statement on Form S-3 of Unocal Corporation and (ii) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Unocal Corporation (File No. 33-50555) of our report dated February 14, 1995, on our audits of the consolidated financial statements and financial statement schedule of Unocal Corporation and its subsidiaries as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which report is included in Unocal Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. Our report includes an explanatory paragraph with respect to the changes in methods of accounting for the impairment of producing oil and gas properties in 1994; for postretirement benefits other than pensions and for postemployment benefits in 1993; and for income taxes in 1992. We also consent to the reference to our firm under the caption "Experts."

/s/ COOPERS & LYBRAND L.L.P.

Los Angeles, California
October 26, 1995